UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2025

PLUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Reed Road, Suite 160, Houston, Texas 77051
(Address of principal executive offices, with zip code)

(737) 255-7194

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	PSTV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 22, 2025, Plus Therapeutics, Inc. (the “Company”) received a letter (the “Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) confirming its compliance with Nasdaq Listing Rule 5550(b). Specifically, the Letter confirms that the Company is in compliance with both (1) the Market Value of Listing Securities (“MVLS”) standard under 5550(b)(2), which requires certain companies to maintain a market value of listed securities of at least $35 million (the “MVLS Standard”), as well as compliance with (2) the alternative stockholders’ equity threshold under 5550(b)(1), which requires certain companies to maintain stockholders’ equity of at least $2.5 million (the “Equity Standard”). Accordingly, the Company now satisfies two alternative criteria under Nasdaq Listing Rule 5550.

As a result of such compliance, Nasdaq has permitted the Company the remainder of the previously announced grace period to regain compliance with the $1.00 bid price rule under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”), through November 12, 2025. Nasdaq previously required that the Company remedy the bid price deficiency by September 8, 2025, a deadline that no longer applies.

The Letter also provides that, solely with respect to the Equity Standard, the Company remains subject to a one-year panel monitoring period, through August 22, 2026. If, within that one-year monitoring period, Nasdaq’s Listing Qualifications Staff (the “Staff”) determines that the Company no longer satisfies the Equity Standard (and the Company is not then in compliance with one of the alternative standards under Rule 5550(b), such as the MVLS Standard), the Company will not be permitted to provide the Staff with a plan of compliance and the Staff is not permitted to grant additional time to regain compliance with the Equity Standard nor will the Company be afforded an applicable cure or compliance period. Instead, the Staff will issue a delist determination letter, and the Company will have an opportunity to request a new hearing before the Nasdaq Hearings Panel, which request would stay any further action by the Staff pending the ultimate outcome of the hearing.

Forward-Looking Statements

This Form 8-K contains statements that may be deemed “forward-looking statements” within the meaning of U.S. securities laws, including statements regarding the proposed timing of any reverse stock split and the Company’s ability to maintain compliance with Nasdaq’s continued listing rules. All statements in this Form 8-K other than statements of historical fact are forward-looking statements. These forward-looking statements may be identified by future verbs, as well as terms such as “expect,” “will,” “potential,” “anticipating,” “planning,” and similar expressions or the negatives thereof. Such statements are based upon certain assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

The forward-looking statements included in this Form 8-K could differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties, and other factors that include, but are not limited to, the following: the price and volatility of the Company’s common stock; the Company’s liquidity and capital resources and its ability to raise additional cash; market conditions, product performance, litigation or potential litigation; and, competition within the cancer diagnostics and therapeutics field. This list of risks, uncertainties, and other factors is not complete. The Company discusses some of these matters more fully, as well as certain risk factors that could affect the Company’s business, financial condition, results of operations, and prospects, in its reports filed with the SEC, including the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024, quarterly reports on Form 10-Q, and current reports on Form 8-K. Any or all forward-looking statements the Company makes may turn out to be wrong and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties, and other factors, including those identified in this Form 8-K. Accordingly, you should not place undue reliance on the forward-looking statements made in this Form 8-K, which speak only as of its date. There may be events in the future that the Company is unable to predict, or over which it has no control, and its business, financial condition, results of operations and prospects may change in the future. The Company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made unless the Company has an obligation under U.S. federal securities laws to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2025

PLUS THERAPEUTICS, INC.

By:	/s/ Marc H. Hedrick, M.D.
Marc H. Hedrick, M.D. President and Chief Executive Officer